CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Numbers 2-94326, 33-10030, 33-20568, 333-37805, 333-37807, 333-84717, 333-52694, 333-60506, 333-60516, 333-82328, 333-100414, 333-105756, and 333-105759) and on Form S-3 (File Numbers 33-53699, 333-41304, and 333-84952) of Stifel Financial Corp. and Subsidiaries of our report dated November 10, 2005 relating to the combined financial statements of Legg Mason Capital Markets, which appears in the Current Report on Form 8 K/A of Stifel Financial Corp dated February 14, 2006.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

February 14, 2006